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                                                                    EXHIBIT 23.1

The Board of Directors
SM&A Corporation:

We consent to the use of our report included herein and to the reference to our firm under the heading "Selected Financial Data" and "Experts" in the prospectus.

KPMG PEAT MARWICK LLP

Orange County, California
August 24, 1998